TRIO-TECH INTERNATIONAL
                                        355 Parkside Drive
                               San Fernando, California 91340



                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held December 10, 1996



     The Annual Meeting of Shareholders of Trio-Tech International (the "Company") will be held at the Company's principal executive offices, located at 355 Parkside Drive, San Fernando, California, on Tuesday, December 10, 1996 at 10:00 A.M., local time, for the following purposes, as set forth in the attached
Statement:

     1. To elect directors to hold office until the next annual meeting of shareholders;

          and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on October 25, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     Shareholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your Proxy and vote personally on each matter brought before the meeting.



                                                           JOHN C. GUY
                                                            Secretary
October 25, 1996

                            TRIO-TECH INTERNATIONAL

                                355 Parkside Drive
                          San Fernando, California 91340

                                  PROXY STATEMENT
                           ANNUAL MEETING OF SHAREHOLDERS
                                  December 10, 1996

     This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy on behalf of the Board of Directors of Trio-Tech International, a California corporation ("Trio-Tech" or the "Company"), for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Tuesday, December 10, 1996 and at any adjournments thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about October 25, 1996.

     The close of business on October 25, 1996 has been fixed as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 1,289,985 shares of the company's common stock (the "Common Stock") outstanding and entitled to vote, the holders of which are entitled to one vote per share.

     In the election of directors, a shareholder may cumulate his votes for one or more candidates, but only if each such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected. These votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder thinks fit. The seven candidates receiving the highest number of affirmative votes will be elected. Discretionary authority to cumulate votes is solicited hereby.

     Shareholders are requested to date, sign and return the enclosed Proxy to make certain their shares will be voted at the Annual Meeting. Any Proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. All Proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, Proxies will be voted in favor of the election of the seven nominees for directors named under "Election of Directors." Because abstentions with respect to any matter other than the election of directors are treated as shares present or represented and entitled to vote for purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that mater has been obtained.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of October 25, 1996, regarding the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its Common Stock,
(ii) each of the directors of the Company, and (iii) all officers and directors of the Company as a group. To the knowledge of the Company, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.

                                Shares Owned
                              Beneficially as of
 Name                  October 25, 1996 (1)            Percent of Class (1)



Yong Siew Wai                  201,866  (2)            15.6%

John C. Guy                    147,216  (3)            11.4%

Frank S. Gavin                 114,009                  8.8%

Richard M. Horowitz            136,001  (4)            10.5%

A. Charles Wilson              137,739  (5)            10.7%

Victor Ting Hock Ming           72,385  (6)             5.6%

William L. Slover                6,250  (7)             0.5%

F.D. (Chuck) Rogers              --0--                 --0--

All Directors and
Officers as a group
(8 persons)                     815,466               63.2%

[FN]
(1) The percentages shown for each individual and for all officers and directors as a group are based upon 1,289,985 outstanding, and assume the exercise of options exercisable within 60 days, held by that individual or by all officers and directors, as the case may be.

(2)  Includes options to purchase 56,250 shares from the Company at an
     exercise price of $2.28 per   share and 5,250 at an exercise price of $4.50
     per share.  140,366 shares are owned outright .

(3) 26,675 shares are held in trust of which Mr. Guy is a trustee. Mr. Guy disclaims beneficial ownership of these 26,675 shares. 120,541 shares are held outright in a trust for which Mr. Guy serves as a trustee.

(4) Consists of 136,001 shares held outright in the Horowitz Family Trust for which Mr. Horowitz serves as a trustee.

(5)   Includes options to purchase 4,000 shares from the Company at an
      exercise price of $2.28 per   share and includes options to purchase
      25,000 shares from the Company at an exercise price of   $2.40 per share.
      108,739 shares held outright are held in a trust for which A. Charles Wilson serves as trustee. Ernest Wilson and A. Charles Wilson are brothers.

(6) Includes options to purchase 11,250 shares from the Company at an exercise price of $2.28 per share and includes options to purchase 6,250 shares from the Company at an exercise price of $2.40 per share and includes options to purchase 3,000 shares from the Company at an exercise price of $3.25 per share and includes options to purchase 2500 shares from the Company at an exercise price of $4.50. 49,385 shares are owned outright.

(7) Includes options to purchase 6,250 shares from the Company at an exercise price of $2.40 per share.

The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.

                          ELECTION OF DIRECTORS

     The Board has nominated the persons listed below for election to the Board at the Annual Meeting, to hold office until the next annual meeting and until their respective successors are elected and qualified. It is intended that the Proxies received, unless otherwise specified, will be voted for the seven nominees named below, all of whom are incumbent directors of the Company. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as Proxy holders will vote in accordance with their best judgment. In no event will Proxies bevoted for a greater number of persons than the number of nominees named in this Proxy Statement. Set forth below are the names of each of the seven nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical date.

A. Charles Wilson

     Mr. Wilson, age 72, has served as a Director of Trio-Tech since 1966, and as President and Chief Executive Officer of the Company from 1981 to February 1989. In February 1989, he resigned as President and was elected Chairman of the Board. Mr. Wilson is also Chairman of the Board of Ernest Paper Products, Inc. as well as an attorney admitted to practice law in California.

John C. Guy

     Mr. Guy, age 70, is one of the founders of the Company and served as the Chairman of the Board and as an officer from the Company's formation in 1958 until February 1989. Since February 1989, he currently serves as Secretary.

Yong Siew Wai

     Mr. Yong, age 43, has been associated with Trio-Tech International Pte.Ltd. in Singapore since 1976 and has been its Managing Director since August 1980. Mr. Yong was the Production Manager from 1978 - 1979 and the Operations Manager from 1979 - 1980. In September 1990 he was elected as President of Trio-Tech International and in December 1990 he was named Chief Executive Officer. Mr. Yong holds a Bachelor of Science Degree in Business Administration, Graduate Diploma in Marketing Management and a Diploma in Industrial Management.


Frank S. Gavin

     Mr. Gavin, age 42, is a Sales and Marketing Manager for Group T in Phoenix, Arizona. He served as Vice-President, Sales and Marketing at Trio-Tech International until l992. Prior thereto Mr. Gavin served as the President of Express Test Corporation, which he founded in Sunnyvale, California in l984, and President of Best Reps, Inc., a manufacturers' representative sales group, which he founded in l982. He was a sales representative for Westek in Pasadena, California from l980 to l98l and Silvatec in Campbell, California from l976 to l980.

Richard M. Horowitz

     Mr. Horowitz, age 54, has been President of Management Brokers Insurance Agency from 1974 to the present. He also serves as Chairman of Leviathan Corporation, a computer sales, consulting and software company, and is Chairman of Dial 800, Inc., a national telecommunication company.

William L. Slover

     Mr. Slover, age 74, was elected to the Board in August 1989. Mr. Slover has been a management consultant since 1983. Mr. Slover served as President and Chief Executive Officer of Delphi communications Corporation, a developer of voice and test mail systems and automated telephone answering services. Prior thereto, he served as Group Executive and Vice-President of General Instrument Corporation from 1974 to 1978 and as Vice-President and General Manager of Ampex Corporation from 1972-1974. Mr. Slover also served on the Board of Directors of several privately held venture capital start-up companies.

F.D. (Chuck) Rogers

     Mr. Rogers, age 53, is a Managing Director, Mergers/Acquisitions at H.J. Meyers & Co., Inc., an investment bank that focuses on emerging market investments. He has been with the firm since l988 specializing in merger/acquisitions and expansion funding. From l984-l988 Mr. Rogers served as Vice-President, Corporate Development of Geo International, a NYSE conglomerate involved in the petroleum industry and non-destructional testing. Prior thereto, from l982-l984, he served as Vice-President and General Manager of Baker International's Tubular Products Division and from l975-l982, served in various general manager positions with Masco Corporation's Grant Oil Tool Company and Hydril & Company. Mr. Rogers also has served on the Board of Directors of several public and private companies and is presently Chairman of the Advisory Board of USC's School's Neurologic Institute. He was elected by the Directors to the Board on October 21, 1995.


Information Regarding the Board of Directors and Its Committees


      The Board held three meetings in person during the fiscal year ended June 28, 1996. Six of the directors attended in person and one attended by telephone all the meetings of the Board and its committees on which they served during the fiscal year. The Company does not have a nominating committee, and the directors nominated for election at the Annual Meeting were nominated by the entire Board.

     The Board has a standing Compensation Committee, which currently consists of S.W. Yong, Frank Gavin and A. Charles Wilson. The Compensation Committee administers the Company's Stock Option Plan and determines salary and bonus arrangements. The Compensation Committee met three times during the past fiscal year.

The Board has a standing Audit Committee, which currently consists of William Slover, John Guy and Richard Horowitz. The Audit Committee meets with the independent public accountants to review planned audit procedures, and reviews with the independent public accountants and management the results of the audit, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. The Audit Committee held three meetings during the year ended June 28, 1996.

Executive Officers


     Victor Ting, age 42, first joined Trio-Tech as the Financial Controller for the Singapore subsidiary in l980. He was promoted to the level of Business Manager from l985-l989. In December l989 he became the Director of Finance and Sales & Marketing and later, the General Manager of the Singapore subsidiary. Mr. Ting was appointed Vice-President and Chief Financial Officer of Trio-Tech International in November l992. Mr. Ting holds a Bachelor of Accountancy Degree and Masters Degree in Business Administration.

Other Key Employees


     Simon Costello, age 41, served as Managing Director of VIP Microelectronics from l987 to l989 and held a variety of positions with that Company in sales and engineering from l984 to l987. Mr. Costello joined Trio-Tech International in May l989 as Managing Director of Trio-Tech Ireland and the European Electronic Test Center. He was appointed the General Manager for U.S.A. and Europe operations in January l993. Mr. Costello has a Bachelor's Degree in Electronic Engineering from Dublin City University.



     Richard Lim, age 37, joined Trio-Tech in l982 and became the Quality Assurance Manager in l985. He was promoted to the position of Operations Manager in l988. In l990 he was promoted to Business Manager and was responsible for the Malaysian Operations in Penang and Kuala Lumpur. Mr. Lim became the General Manager of Malaysia in l99l and in February of l993, all Test facilities in the Far East came under his responsibility. He holds Diplomas in Electronics & Communications and Industrial Management and a Masters Degree in Business Administration.

     Terry Fong, age 42, has been with Trio-Tech since l978 and served as Service Manager from l980. He was the Sales/Service Manager from l983-l986. In l987 he played a key role in the set up of the Trading Operation in that he was instrumental in the appointment of principals and selection of products. Mr. Fong became the Area Sales/Service Manager in l990 responsible for Regional sales. He was promoted to be Operations Manager (Trading) in l992 assuming overall responsibility for the area and has recently became the General Manager of Trading. Mr. Fong holds Diplomas in Manufacturing and Marketing and a Masters Degree in Business Administration.


     Lee-Soon Siew Kuan, age 38 joined Trio-Tech in l98l and became the Administrative Manager in l985. In l988 she was promoted to Personnel/Administration Manager and her responsibilities extended to include the Penang Operation. She became the Logistics Manager in l990 and the Purchasing/Store and Traffic as well as the Kuala Lumpur Operation was added toher coverage. In l99l Mrs. Lee was promoted to Group Logistics Manager and currently the Director of Logistics, responsible for the Human Resources, Purchasing/Store and Traffic functions of all the Operations in the Far East. She holds a Diploma in Personnel Management.

                                COMPENSATION AND RELATED MATTERS

     The following table sets forth the compensation of the Company for the Chief Executive Officer and the Chief Financial Officer for the fiscal year ended June 28, 1996. This table includes the two preceding years for the Chief Executive Officer only, it does not apply to the Chief Financial Officer. No other executive officer of the Company received more than $100,000 during the fiscal year ended June 28, 1996.

                               Summary Compensation Table *



                                                  Long Term Compensation Awards
Name and            Fiscal  Annual Compensation   Securities Underlying-
Principal Position  Year    Salary                Options (No. of  Shares)
S.W. Yong,
President
and Chief             1996        $ 256,600                    -0-
Executive Officer
                      1995        $ 192,000                    -0-
                      1994        $ 184,000                    -0-
Victor T.H. Ming,
Chief Financial
Officer               1996        $ 139,959                    -0-


* S.W. Yong and Victor T.H. Ming are also credited with compulsory contribution to provident pension fund or other retirement scheme of 8% of their total compensation in accordance with Singapore law.

                                Option Grants In Last Fiscal Year


                   Options        % Of Total    Exercise Price  Expiration

     Name          Granted        Options To        ($/sh)      Date

                                 Employees In

                                 Fiscal Year

Victor T.H.         5,000            25%             $4.50      10/18/00
Ming

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values


                                          Number of     Value of
                                          Unexercised   Unexercised
                                          Options at    In-The-Money
                                          FY-End (#)    Options at
                                                        FY-End ($)
              Shares                      Exercisable/  Exercisable/
                            Value         Unexercisabl  Unexercisabl
Name          Acquired On
                            Realized ($)  e             e
              Exercise (#)

S.W. Yong      12,500       $ 27,750    61,500/5,250  175,500/23,625

Victor T.H.
Ting           10,500       $ 24,248    23,000/3500    76,150/14,500

A. Charles
Wilson          8,500        $ 12,495    29,000        69,120


Each director who is not an employee of the Company receives a director's fee of $4,000 per year, plus $1,000 for each Board meeting attended.

                         INDEPENDENT PUBLIC ACCOUNTANTS


     Deloitte & Touche has served as independent public accountants to audit the financial statements of the Company for the fiscal year ended June 28, 1996. Independent public accountants for the fiscal year ending June 27, 1997 will be selected by the Board. A representative of Deloitte & Touche will be present at the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions.

                                SHAREHOLDER PROPOSALS


      Shareholders who wish to present proposals at the 1996 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than July 18, 1997 for inclusion in next year's Proxy Statement and Proxy Card.

                           ANNUAL REPORT ON FORM 10-K


       Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K filed with the Commission for the year ended June 28, 1996. This request should be directed to the Corporate Secretary, Trio-Tech International, 355 Parkside Drive, San Fernando, California 91340.

                                 GENERAL INFORMATION


     The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

     At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as Proxy holders will vote on them in accordance with their best judgment.

     A financial summary to shareholders covering the fiscal year ending June 28, 1996 is being mailed with this Proxy Statement to shareholders of record for this meeting.

                                                By Order of the Board of
Directors
                                  JOHN C. GUY
                                                    Secretary

                            TRIO-TECH INTERNATIONAL
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
            FOR ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 10, 1996

The undersigned hereby appoints Maria Chittim and A. Charles Wilson or either of them as his/her true lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of Trio-Tech International to be held at 355 Parkside Drive, San Fernando, California on Tuesday, December 10, 1996 at
10:00 A.M., and at any adjournments thereof, and to vote all shares that he/she is then entitled to vote, on all matters coming before said meeting. The undersigned directs that his/her proxy be voted as follows:

1.  ELECTION OF DIRECTORS:      FOR all nominees listed below
                             ---(except as indicated to the contrary below)

                                 WITHHOLD AUTHORITY to
                              ---vote for all nominees listed below

Frank S. Gavin, John C. Guy, Richard M. Horowitz, F.D. Rogers, William L. Slover, A. Charles Wilson, Yong Siew Wai

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided:

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.
              (Continued and to be signed on the other side.)

                          (continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED IN ITEM 1 ABOVE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of Trio-Tech International and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

Number of shares held:                  By:
                       -------------        -----------------------
                                            (Print Name)
Dated:                       1996       By:
       ----------------------               -----------------------
                                            Print name if  held jointly

If shares are held by your Broker, please print their name and address below:

                                      By:
------------------------------------      -----------------------
                                          Signature
                                      By:
------------------------------------       -----------------------
                                           Signature if held jointly
IMPORTANT:  Please sign above exactly as your name or names appear hereon.
Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by the authorized officer. Fiduciaries should give full titles as such.

PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PROXY CARDS NOT COMPLETELY FILLED OUT WILL NOT BE COUNTED.